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                                                                      EXHIBIT 21


                           SUBSIDIARIES OF REGISTRANT


Name                             Percentage Ownership    State of Organization

Kirlin Securities, Inc.                  100%                   Delaware

Greenleaf Management Corp.               100%                   New York